  As filed with the Securities and Exchange Commission on February  21, 1997
                                                  Registration No.333-
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           -------------------------
                                   Form S-8
                            REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                    Rochester Gas and Electric Corporation
              (Exact name of Registrant as specified in charter)

        NEW YORK                                                16-0612110
(State or other jurisdiction of                              (I.R.S. Employer
incorporation)                                              Identification No.)

                                 89 EAST AVENUE
                             ROCHESTER,  NY  14649
                                 (716) 546-2700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                       1996 PERFORMANCE STOCK OPTION PLAN

                            (Full title of the plan)

                           --------------------------
                               DAVID C. HEILIGMAN
                     Vice President and Corporate Secretary
                     Rochester Gas and Electric Corporation
                                 89 East Avenue
                           Rochester, New York 14649
                                 (716) 546-2700

                            JOSEPH H. REYNOLDS, ESQ.
                        Nixon, Hargrave, Devans & Doyle
                          One Thomas Circle, Suite 800
                             Washington, D.C. 20005
                                 (202) 457-5300
 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


                        -------------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                      Proposed        Proposed
                                       Amount         Maximum         Maximum         Amount of
Title of Each Class of                 to be       Offering Price     Aggregate     Registration
Securities to be Registered          Registered      Per Unit*     Offering Price*      Fee
------------------------------------------------------------------------------------------------
Common Stock (Par Value--$5 Per
  Share).........................  2,000,000 shs.  $19.375         $38,750,000       $11,742.42
================================================================================================

*These amounts are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 and are based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange consolidated reporting system on February 18, 1997.

                                     PART I

             INFORMATION  REQUIRED IN THE SECTION 10(A) PROSPECTUS


   Item 1.   Plan Information.

               The information required by Part I will be included in documents to be sent or given to participants.


   Item 2.   Registrant Information and Employee Plan Annual Information.

               Upon written or oral request, Rochester Gas and Electric
             Corporation (the "Company") will provide without charge, a copy of all documents incorporated by reference in the Section 10 (a) Prospectus, and all other documents required to be delivered to participants pursuant to Rule 428 (b) promulgated under the Securities Act of 1933, as amended, (the "Securities Act"). All requests should be made to Rochester Gas and Electric Corporation, 89 East Avenue, Rochester, NY 14649, attention: Corporate Secretary, tel. no. (716) 546-2700.

                                    PART II

              INFORMATION  REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

            The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and "Description of Common Stock" contained in the Company's Form S-3 Registration Statement (File No.33-60753), are hereby incorporated by reference into this Registration Statement.

            All documents filed by the Company pursuant to Sections 13 (a), 13
          (c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

            The Common Stock of the Company is registered pursuant to Section 12 (b) of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

            Not applicable.

Item 6.   Indemnification of Directors and Officers.

            The New York Business Corporation Law (BCL) provides that, under certain circumstances, directors and officers of a New York corporation may be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits, to which they are a party or threatened to be made a party by reason of acting in any such capacities, if such person acted in good faith in a manner which he reasonably believed to be in the best interests of the corporation, and in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The Bylaws of the Company provide for indemnification to the fullest extent permitted by such New York law, including the payment of expenses in advance of the resolution of any such action. The Company's Restated Certificate of Incorporation limits the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duty as a director. The BCL permits the purchase of liability insurance by the Company on behalf of officers and directors and the Company has purchased such insurance.

Item 7.   Exemption from Registration Claimed.

            Not applicable.

Item 8.   Exhibits.

            See Exhibit Index.

Item 9.   Undertakings.

          The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the
                   Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (e) A statement of indemnification provisions is set forth in Item 6 of Part II of this Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to these provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on the 21st day of February, 1997.

                            ROCHESTER GAS AND ELECTRIC CORPORATION


                            By       /s/  ROGER W.  KOBER
                               -------------------------------------------------
                                         (Roger W. Kober)
                                        (Chairman of the Board
                                       and Chief Executive Officer)

                          ---------------------------

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MARK KEOGH, DANIEL J. BAIER, DAVID C. HEILIGMAN,
J. BURT STOKES and JOSEPH H. REYNOLDS, and each of them, his true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                               Title                   Date
   ---------                               -----                   ----

Principal Executive Officer:


   /s/  ROGER W. KOBER               Chairman of the Board     February 21, 1997
-----------------------------         and Chief Executive
       (Roger W. Kober)               Officer

Principal Financial Officer:


   /s/   J.B. STOKES                 Senior Vice President,    February 21, 1997
-----------------------------          Corporate Services and
      (J. Burt Stokes)                 Chief Financial Officer

Principal Accounting Officer:


   /s/   DANIEL J. BAIER             Controller                February 21, 1997
-----------------------------
      (Daniel J. Baier)

     Signature                           Title                Date
     ---------                           -----                ----

Directors:

  /s/ WILLIAM BALDERSTON III           Director         February 21, 1997
--------------------------------
    (William Balderston III)


  /s/   ANGELO J. CHIARELLA            Director         February 21, 1997
--------------------------------
      (Angelo J. Chiarella)


  /s/   ALLAN E. DUGAN                 Director         February 21, 1997
--------------------------------
       (Allan E. Dugan)


  /s/   JAY T. HOLMES                  Director         February 21, 1997
--------------------------------
      (Jay T. Holmes)


  /s/  SAMUEL T. HUBBARD, JR.          Director         February 21, 1997
--------------------------------
    (Samuel T. Hubbard, Jr.)


  /s/  ROGER W. KOBER                  Director         February 21, 1997
--------------------------------
      (Roger W. Kober)


  /s/   THEODORE L. LEVINSON           Director         February 21, 1997
--------------------------------
     (Theodore L. Levinson)


  /s/  CONSTANCE M. MITCHELL           Director         February 21, 1997
--------------------------------
    (Constance M. Mitchell)


  /s/   CORNELIUS J. MURPHY            Director         February 21, 1997
--------------------------------
      (Cornelius J. Murphy)


  /s/   CHARLES I. PLOSSER             Director         February 21, 1997
--------------------------------
       (Charles I. Plosser)


  /s/   THOMAS S. RICHARDS             Director         February 21, 1997
--------------------------------
       (Thomas S. Richards)


  /s/   ARTHUR M. RICHARDSON           Director         February 21, 1997
--------------------------------
     (Arthur M. Richardson)


  /s/   M. RICHARD ROSE                Director         February 21, 1997
--------------------------------
       (M. Richard Rose)


  /s/  NANCY J. WOODHULL               Director         February 21, 1997
--------------------------------
     (Nancy J. Woodhull)

                                 EXHIBIT INDEX




 5     -   Opinion of Nixon, Hargrave, Devans & Doyle with reference to the legality of the securities registered hereunder.

23-1   -   Consent of Nixon, Hargrave, Devans & Doyle. (Included in Opinion
           filed as Exhibit No. 5.)

23-2   -   Consent of Price Waterhouse.

24-1   -   Power of Attorney for Officers and Directors (see "Signatures").

99*    -   1996 Performance Stock Option Plan . (Filed as Exhibit 10-11 to the
           Company's Form 10-K for the year ended December 31, 1996, SEC File No. 1-672-2.)

_____________

*  Incorporated by reference.